EXHIBIT 21 - SUBSIDIARIES OF OUR COMPANY

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Subsidiary (1)	Organized Under Laws of
American Axle & Manufacturing Holdings, Inc.	Delaware
American Axle & Manufacturing, Inc.	Delaware
Colfor Manufacturing, Inc.	Delaware
MSP Industries Corporation	Michigan
AccuGear, Inc.	Delaware
Oxford Forge, Inc.	Delaware
Auburn Hills Manufacturing, Inc.	Delaware
AAM Travel Services, LLC	Michigan
Rochester Manufacturing, LLC	Indiana
AAM International Holdings, Inc.	Delaware
AAM Comércio e Participações Ltda.	Brazil
AAM do Brasil Ltda.	Brazil
Changshu AAM Automotive Driveline High Technology Manufacturing Co., Ltd.	China
American Axle & Manufacturing Korea, Inc.	Korea
AAM India Manufacturing Corporation Private Limited	India
AAM Poland Sp. z o. o.	Poland
Albion Automotive (Holdings) Ltd.	Scotland
Albion Automotive Limited	Scotland
AAM Germany GmbH	Germany
American Axle & Manufacturing (Thailand) Co., Ltd.	Thailand
AAM Luxembourg S.á r.l.	Luxembourg
AAM International S.á r.l.	Luxembourg
e-AAM Driveline Systems AB	Sweden
AAM Investment Management (Shanghai) Co., Ltd.	China
AAM Commercial & Trading (Shanghai) Co., Ltd.	China
USM Mexico Manufacturing, LLC	Delaware
USM Holdings, LLC II	Michigan
AAM Mexico Holdings LLC	Delaware
Mergedco, S. de R.L. de C.V.	Mexico
AAM Maquiladora Mexico S. de R.L. de C.V.	Mexico
American Axle & Manufacturing de Mexico Holdings S. de R.L. de C.V.	Mexico
American Axle & Manufacturing de Mexico S. de R.L. de C.V.	Mexico
Metaldyne Performance Group, Inc.	Delaware
MPG Holdco I Inc.	Delaware
ASP Grede Intermediate Holdings LLC	Delaware
ASP Grede AcquisitionCo LLC	Delaware
GSC RIII - Grede LLC	Delaware
Grede Holdings LLC	Delaware
Grede II LLC	Delaware
Grede Machining LLC	Delaware
Citation Lost Foam Patterns LLC	Delaware
Grede Wisconsin Subsidiaries LLC	Wisconsin
Grede Omaha LLC	Delaware
Grede Radford LLC	Delaware
Citation Camden Casting Center LLC	Tennessee
Skokie Castings LLC	Illinois
Novocast, S. de R. L. de C.V.	Mexico
Transformaciones Especializadas NC, S.A. de C.V.	Mexico
Brillion Iron Works, Inc.	Delaware
Grede LLC	Delaware
AAM Casting Corp.	Delaware
Novogredetek Holdings, S. de. R.L. de C.V.	Mexico
Shop IV Subsidiary Investment (Grede), LLC	Delaware
ASP MD Holdings, Inc.	Delaware
ASP MD Intermediate Holdings, Inc.	Delaware

EXHIBIT 21 - SUBSIDIARIES OF OUR COMPANY

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

ASP MD Intermediate Holdings II, Inc.	Delaware
MD Investors Corporation	Delaware
Metaldyne, LLC	Delaware
Metaldyne SinterForged Products, LLC	Delaware
Metaldyne BSM, LLC	Delaware
Metaldyne Sintered Ridgway, LLC	Delaware
Metaldyne M&A Bluffton, LLC	Delaware
Metaldyne Powertrain Components, Inc.	Delaware
Gear Design and Manufacturing, LLC	Delaware
Punchcraft Machining and Tooling, LLC	Delaware
Metaldyne Tubular Components, LLC	Delaware
Metaldyne S.à.r.l.	Luxembourg
MetaldyneLux Holding S.à.r.l.	Luxembourg
Metaldyne Europe S.a r.l.	Luxembourg
Metaldyne Engine Holdings, S.L.U.	Spain
Metaldyne International Spain, S.L.U.	Spain
Metaldyne Sintered Components España, S.L.U.	Spain
Metaldyne International France SAS	France
Metaldyne GmbH	Germany
Metaldyne Zell Verwaltungs GmbH	Germany
Metaldyne International (UK) Ltd	United Kingdom
Metaldyne International Deutschland GmbH	Germany
Metaldyne Nürnberg GmbH	Germany
Metaldyne Oslavany spol. s.r.o.	Czech Republic
Metaldyne Grundstrücks GbR	Germany
Metaldyne Componentes Automotivos do Brasil Ltda.	Brazil
Metaldyne Netherlands Sintered Holdings B.V.	Netherlands
Metaldyne Powertrain Mexico, S. de R.L. de C.V.	Mexico
MPG México, S. de R.L. de C.V.	Mexico
Metaldyne Sintered Components Services, S. de R.L. de C.V.	Mexico
Metaldyne Sintered Components Mexico, S. de R.L. de C.V.	Mexico
Metaldyne Drivetrain Mexico, S. de R.L. de C.V.	Mexico
Metaldyne Forged Products, S. de R.L. de C.V.	Mexico
Holzer Limited	United Kingdom
Metaldyne Korea Limited	Korea
Metaldyne Hong Kong Limited	Hong Kong
Metaldyne Mauritius Limited	Mauritius
Metaldyne Industries Limited	India
Metaldyne (Suzhou) Automotive Components Co., Ltd	China
ASP HHI Holdings Inc.	Delaware
ASP HHI Intermediate Holdings, Inc.	Delaware
ASP HHI Intermediate Holdings II, Inc.	Delaware
ASP HHI Acquisition Co., Inc.	Delaware
HHI Holdings, LLC	Delaware
Bearing Holdings, LLC	Delaware
Kyklos Holdings, LLC	Delaware
Kyklos Bearing International, LLC	Delaware
Forging Holdings, LLC	Delaware
Hephaestus Holdings, LLC	Delaware
HHI FormTech Holdings LLC	Delaware
HHI FormTech, LLC	Delaware
HHI Forging, LLC	Delaware
Jernberg Holdings, LLC	Delaware
Jernberg Industries, LLC	Delaware
Impact Forge Holdings, LLC	Delaware
Impact Forge Group, LLC	Delaware
HHI Funding II, LLC	Delaware

EXHIBIT 21 - SUBSIDIARIES OF OUR COMPANY

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Gearing Holdings, LLC	Delaware
Cloyes Gear Holdings, LLC	Delaware
AAM Powder Metal Components, Inc.	Ohio
The Mesh Company, LLC.	Arkansas
Cloyes Acquisition Company	Delaware

(1) All subsidiaries set forth herein are reported in our financial statements through consolidations; there are no subsidiaries omitted from this list.